Exhibit 10.12

NUVASIVE, INC.

NOTICE OF GRANT OF PERFORMANCE RESTRICTED STOCK UNITS

NuVasive, Inc. (the “Company”) has granted to the participant identified below (the “Participant”) an award (the “Award”) of the number of performance restricted stock units specified below in this Grant Notice (each, a “Performance Restricted Stock Unit” or “PRSU”) pursuant to the 2014 Equity Incentive Plan of NuVasive, Inc. (the “Plan”).  This Award is subject to all of the terms and conditions set forth in the Performance Restricted Stock Unit Agreement attached hereto (together with this Grant Notice, the “Agreement”) and the Plan, each of which is incorporated herein by reference.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Plan or the Agreement, as appropriate, and, in the event of any inconsistency between the Plan and the Agreement, the terms of the Plan shall control.

Participant:	Participant ID:
Date of Grant:	March 1, 2016
Number of PRSUs:	, subject to adjustment as provided by the Agreement.
Performance Period:	January 1, 2016 – December 31, 2018 (or, in the event of a Change in Control, the period commencing on January 1, 2016 and ending on the date immediately preceding the date of the Change in Control)
Vesting Schedule:

Subject to the terms and conditions of the Agreement (including, without limitation, conditions requiring continued Service with the Company through the applicable date), all of the PRSUs vest on March 1, 2019 (the “Scheduled Vesting Date”).

By electronically accepting the Award according to the instructions in the Participant’s E*TRADE account (pursuant to which the Participant received this Grant Notice), the Participant agrees that the Award is governed by this Grant Notice and by the provisions of the Plan and the Agreement, both of which are made a part of this document.

The Participant acknowledges that copies of the Plan, the Agreement, and the prospectus for the Plan are available via the Participant’s E*TRADE account.

The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Agreement, and hereby accepts the Award subject to all of their terms and conditions.

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NUVASIVE, INC.

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

NuVasive, Inc. has granted to the Participant named in the Notice of Grant of Performance Restricted Stock Units (the “Grant Notice”) to which this Performance Restricted Stock Unit Agreement is attached (together, the Performance Restricted Stock Unit Agreement and the Grant Notice being referred to collectively herein as this “Agreement”) an Award consisting of Performance Restricted Stock Units (“PRSUs”) subject to the terms and conditions set forth in this Agreement.  The Award has been granted pursuant to, and shall - in all respects - be subject to the terms and conditions of, the 2014 Equity Incentive Plan of NuVasive, Inc. (the “Plan”), as amended from time-to-time, the provisions of which are incorporated herein by reference.  By electronically accepting the Award (as provided in the Grant Notice), the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, this Agreement, the Plan and the prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares of Stock issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of this Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or its delegate (to the extent delegation is permitted under the Plan) in the event any questions arise (and/or interpretation may be required) regarding this Agreement or the Plan.

1.Definitions and Construction.

1.1Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(a)“Beginning Period Average Price” means the average official closing price per share of the respective company over the twenty consecutive trading days ending with and including the first day of the Performance Period (if the applicable day is not a trading day, the immediately preceding trading day).

(b)“Dividend Equivalent Units” means any additional Performance Restricted Stock Units credited pursuant to Section 3.4.

(c)“Ending Period Average Price” means the average official closing price per share of the respective company over the twenty consecutive trading days ending with and including the last day of the Performance Period (if the applicable day is not a trading day, the immediately preceding trading day).

(d)“Performance Multiplier” means the respective percentage calculated using (or as identified in) the table below:

TSR Percentile Ranking for Performance Period	Performance Multiplier
At the 100th percentile	250.0%
At 90th Percentile	220.0%
At 80th Percentile	190.0%
At the 70th percentile	160.0%
At 60th Percentile	130.0%
At the 50th percentile	100.0%
At the 40th percentile	50.0%
At the 35th percentile	25.0%
Below the 35th percentile	0.0%

If the Company achieves a TSR percentile ranking that falls between the foregoing levels, the Performance Multiplier will be will be determined by linear interpolation between the applicable levels noted above and using the following guiding principles:

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•

a 5.0% decrease in funding for each TSR percentile ranking below the 50th percentile and above the 35th percentile (e.g., a TSR percentile ranking of 49th = a Performance Multiplier of 95.0% and a TSR percentile ranking of 36th = a Performance Multiplier of 30.0%), with a Performance Multiplier of 0.0% for any each TSR percentile ranking below the 35th percentile; and

•

a 3.0% increase in funding for each TSR percentile ranking above the 50th percentile  (e.g., a TSR percentile ranking of 99th = a Performance Multiplier of 247.0% and a TSR percentile ranking of 51st = a Performance Multiplier of 103.0%).

In each case, the Performance Multiplier shall be rounded up to the nearest tenth of a percent.

(e)“Index Companies” means the companies that are included in the S&P 500, continuously from the beginning through the end of the Performance Period.  The Committee shall have the authority to make appropriate adjustments to the extent necessary to account for extraordinary, unusual and infrequently occurring events and transactions involving an Index Company.

(f)“PRSUs” means the Performance Restricted Stock Units originally granted pursuant to the Award and any Dividend Equivalent Units credited pursuant to the Award, as each may be adjusted from time-to-time pursuant to Section 4.4 (Adjustments for Changes in Capital Structure) or Section 4.5 (Assumption or Substitution of Awards) of the Plan.

(g)“TSR” means total shareholder return as determined by dividing (i) the sum of (A) the Ending Period Average Price minus the Beginning Period Average Price plus (B) all dividends and other distributions paid on a company’s shares during the Performance Period by (ii) the Beginning Period Average Price.  In calculating TSR, all dividends are assumed to have been reinvested in shares when paid.  The Committee shall have the authority to make appropriate equitable adjustments to account for extraordinary items affecting a company’s TSR for the Performance Period.

(h)“TSR Percentile Ranking” means the Company’s percentile ranking relative to the Index Companies, based on TSR.  TSR Percentile Ranking is determined by ordering the Index Companies (plus the Company if the Company is not one of the Index Companies) from highest to lowest based on TSR for the Performance Period and counting down from the company with the highest TSR (ranked first) to the Company’s position on the list.  (If two companies are ranked equally, the ranking of the next company shall account for the tie, so that if one company is ranked first, and two companies are tied for second, the next company is ranked fourth.)  After this ranking, the TSR Percentile Ranking will be calculated using the following formula, rounded to the nearest whole percentile by application of regular rounding:

TSR Percentile Ranking =	(N – R)	* 100
(N – 1)

“N” represents the number of Index Companies for the Performance Period (plus one if the Company is not one of the Index Companies for the Performance Period).

“R” represents the Company’s ranking among the Index Companies (including the Company if the Company is not one of the Index Companies for the Performance Period).

For example, if there are 100 Index Companies (including the Company), and the Company ranked 40th, the TSR Percentile Ranking would be the 61st percentile
(61% = (100 – 40)/(100 – 1) * 100, rounded to the nearest whole percentile by application of regular rounding).

1.2Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated

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by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.Administration.

2.1Committee Actions.  All questions of interpretation concerning this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee or its delegate.  All such determinations by the Committee or its delegate shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award.

2.2Express Authority Required.  Only individuals expressly designated by the Committee shall have the authority to act on behalf of the Committee with respect to certain of the matters, rights, obligations, modifications, or elections allocated to the Company herein (or in the Plan).

3.The Award; Payment.

3.1Grant of PRSUs.  On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Number of PRSUs set forth in the Grant Notice, subject to (a) determination as set forth in Section 3.2 (Amount of Payment) below, and (b) adjustment as provided in Section 4.4 (Adjustments for Changes in Capital Structure) or Section 4.5 (Assumption or Substitution of Awards) of the Plan.

3.2Amount of Payment.  Subject to certification by the Committee in writing of the number of shares of Stock (if any) that are payable under this Agreement, which certification and determination shall be made by the Committee no later than the February 28th that next follows the end of the Performance Period, and except as otherwise specified below, the number of shares of Stock that shall be issued in settlement of this Award on the date specified in Section 5.1 below, shall be equal to the Number of PRSUs multiplied by the Performance Multiplier, rounding up to the nearest whole share of Stock.  If the Performance Multiplier is 0%, all PRSUs are forfeited and no shares will be paid.

(a)Death or Disability.  Upon the Participant’s death or termination of Service due to Disability, the number of shares of Stock that shall be issued in settlement of this Award on the date specified in Section 5.1 below shall be the Number of PRSUs (as provided in the Notice of Grant, with no application of the Performance Multiplier).

(b)Change in Control.  Upon any Change in Control, the number of shares of Stock that shall be issued in settlement of this Award shall be equal to the greater of (i) the number of PRSUs (as set forth in the Notice of Grant) without regard to the Performance Multiplier, or (ii) such number of PRSUs multiplied by the Performance Multiplier (determined using a Performance Period that ends on the date immediately preceding the date of the Change in Control), rounding up to the nearest whole share of Stock.

3.3No Monetary Payment Required.  The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the PRSUs or any shares of Stock issued upon settlement of Vested PRSUs (as defined in Section 4.1 below), the consideration for which shall be the Participant rendering Service as provided in this Agreement to a Participating Company or for its benefit.

3.4Dividend Equivalent Units.  On the date that the Company pays a cash dividend to holders of Stock generally, if any, the Participant shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per

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share of Stock on such date, and (ii) the number of PRSUs which have not been settled as of such date, by (b) the Fair Market Value per share of Stock on such date.  Any resulting fractional Dividend Equivalent Unit shall be rounded to the nearest whole number.  Any such additional Dividend Equivalent Units shall be added to the Number of PRSUs specified in the Grant Notice and shall be subject to the same terms and conditions, and shall be settled or forfeited in the same manner and at the same time, as the PRSUs with respect to which they have been credited.

4.Vesting; Forfeiture.

4.1Vesting of PRSUs.  Provided that the Participant’s Service has not terminated prior to the applicable date, any PRSUs achieved pursuant to the Award shall become vested upon the earliest date to occur of the following (the “Vesting Date”):

(a)the Scheduled Vesting Date (as provided in the Grant Notice);

(b)the Participant’s death;

(c)termination of the Participant’s Service due to Disability; and

(d)immediately before any Change in Control.

Such PRSUs, when so vested, are referred to herein as “Vested PRSUs”.

4.2Leaves of Absence.

(a)If Participant takes an approved medical, FMLA (or other statutorily protected leave), or military leave (each, an “Approved Leave”) and returns from such leave for at least thirty calendar days, then Participant shall be treated as if the period of such Approved Leave had been a period of continuous Service with the Company or Affiliate, and such Vested PRSUs shall be settled in accordance with Section 5.

(b)In the event the Participant takes a leave of absence other than an Approved Leave, the number of Vested PRSUs, as determined under Section 3.2, shall be prorated by multiplying the Vested PRSUs by a fraction the numerator of which is the number of whole months during the Performance Period that Participant had been in continuous Service with the Company or Affiliate, and the denominator of which is the number of months the Performance Period spans, rounding up to the nearest whole number.

(c)In the event of Participant’s termination of Service during any leave of absence, then the PRSUs shall expire in accordance with the provisions set forth in Section 4.4 below.

4.3Vesting of Dividend Equivalent Units.  Any Dividend Equivalent Units shall become vested (and also constitute “Vested PRSUs”) at the same time as the PRSUs with respect to which they have been credited.

4.4Forfeiture of PRSUs That Are Not Vested PRSUs Upon Termination of Service.  Except as otherwise provided in Section 4.1, any PRSUs that are not Vested PRSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company upon Participant’s termination of Service.

5.Settlement of Vested PRSUs.

5.1Distribution of Shares in Settlement of Vested PRSUs.

(a)Subject to the terms and conditions of the Plan and this Agreement, any shares of Stock that are determined to be payable pursuant to Section 3.2 shall be distributed to Participant (or

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Participant’s estate in the event of death) with respect to Participant’s Vested PRSUs within thirty days following the Vesting Date for such PRSUs, except as otherwise provided in Section 6.3 or Section 9.1 (the “Settlement Date”).

(b)All distributions of shares of Stock with respect to Participant’s Vested PRSUs shall be made by the Company in the form of whole shares.  In lieu of any fractional share of Stock, the Company shall make a cash payment to Participant equal to the Fair Market Value of such fractional share on the date the PRSUs are settled as provided herein.  The Company shall not be required to issue fractional shares of Stock upon the settlement of Vested PRSUs.

(c)Shares of Stock issued in settlement of Vested PRSUs shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 5.3 or the Company’s Insider Trading Policy.

5.2Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares of Stock acquired by the Participant pursuant to the settlement of Vested PRSUs with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice.  Except as provided by the foregoing, a certificate for the shares of Stock acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the name of the Participant’s estate.

5.3Restrictions on Grant of the Award and Issuance of Shares.  The grant of the Award and issuance of shares of Stock upon settlement of Vested PRSUs shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares of Stock subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of Vested PRSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

6.Tax Withholding.

6.1In General.  By electronically accepting the Award (as provided in the Grant Notice), the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, including withholding of shares of Stock otherwise issuable to the Participant in settlement of Vested PRSUs, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, the vesting of PRSUs or the issuance of shares of Stock in settlement of Vested PRSUs.  The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company have been satisfied by the Participant.

6.2Withholding in Shares.  The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of Vested PRSUs a number of whole shares of Stock having a Fair Market Value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates (and subsequently making a payment of Company cash equal to the amount of any such tax obligation to the respective tax authorities).

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6.3Assignment of Sale Proceeds.  Subject to compliance with applicable law and the Company’s Insider Trading Policy, if permitted by the Company, the Participant may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares of Stock being acquired upon settlement of Vested PRSUs.  If the Settlement Date would occur on a date on which a sale of the shares of Stock by the Participant would violate the Insider Trading Policy of the Company, the Settlement Date for such Vested PRSUs shall be deferred until the earlier of (a) the next day on which the sale of shares by the Participant would not violate the Insider Trading Policy, or (b) the 15th day of the third calendar month following calendar year of the Settlement Date.

7.Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any shares of Stock which may be issued in settlement of Vested PRSUs until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 3.4 of this Agreement and Section 4.4 of the Plan (Adjustments for Changes in Capital Structure).  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

8.Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Stock acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

9.Compliance with Section 409A.

It is intended that the settlement of Vested PRSUs as set forth in this Agreement qualify for exemption from, or comply with, the requirements of Section 409A, and any ambiguities herein will be interpreted to so qualify or comply.  Notwithstanding the foregoing, if it is determined that the PRSUs fail to satisfy the requirements of the “short-term deferral” exemption and are otherwise Section 409A Deferred Compensation, it is intended that any payment or benefit which is made or provided pursuant to or in connection with this Award shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance.  In connection with effecting such compliance with Section 409A, the following shall apply:

9.1Separation from Service; Required Delay in Payment to Specified Employee.  Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations.  Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the

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Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service.  All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

9.2Other Changes in Time of Payment.  Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.

9.3Amendments to Comply with Section 409A; Indemnification.  Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant.  The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.

9.4Advice of Independent Tax Advisor.  The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award.  The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

10.Miscellaneous Provisions.

10.1Termination or Amendment.  The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A.  No amendment or addition to this Agreement shall be effective unless in writing.

10.2Nontransferability of the Award.  Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any PRSUs subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

10.3Repayment/Forfeiture.  Any benefits the Participant may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with (a) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, (b) similar rules under the laws of any other jurisdiction, and (c) the Company’s Incentive Compensation Recoupment Policy or any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to the Participant.

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10.4Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

10.5Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

10.6Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically.  In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 10.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 10.6(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 10.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 10.6(a) but has nevertheless knowingly and voluntarily chosen to do so by electronically accepting the Award (as provided in the Grant Notice).

10.7Integrated Agreement.  This Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter.  To the extent contemplated herein or therein, the provisions of this Agreement and the Plan shall survive any settlement of Vested PRSUs and shall remain in full force and effect.

10.8Applicable Law.  This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

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10.9Terms and Conditions Subject to Change in the Event the Participant Transfers Outside of the United States.  Should the Participant transfer his or her residence and/or employment with the Company to another country, the Company, in its sole discretion, shall determine whether application of certain additional and/or supplemental terms and conditions is necessary or advisable in order to comply with respective laws, rules and regulations or to facilitate the operation and administration of the Award and the Plan.  In all circumstances, the Company will provide the Participant with its ordinary-course terms and conditions for such country(ies) in the form of an amendment and/or addendum, which shall thereafter be part of this Agreement.

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